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                                                                    EXHIBIT 10.4

                           1998 Restricted Share Plan



        PRESIDIO GOLF TRUST, a Maryland real estate investment trust (the "Company"), may from time to time on or before June ___, 2008, grant to (collectively "Participant") officers (whether or not trustees), key employees, consultants and advisors of the Company and its subsidiaries (including Presidio Golf Limited Partnership) restricted shares of the Company's common shares of beneficial interest, $.01 par value per share, (the "Restricted Shares") (the "Plan"). An Affiliate of the Company may adopt the Plan only with the Company's advance written consent and, once adopted, no Restricted Shares may be granted without the Company's advance written approval. If Restricted Shares are granted to an employee of an Affiliate, the Company may, in its sole discretion, require that, as a condition of making the grant, the Affiliate shall agree to acquire all Restricted Shares to be granted to its officers and key employees from the Company at fair market value on the date of grant. For purposes of the Plan, an Affiliate shall include a subsidiary or any partnership or limited liability company in which the Company is the General Partner or in which the Company holds, directly or indirectly a 50% interest in capital or profits. The aggregate number of shares of Restricted Shares which may be sold to all Participant pursuant to this Plan shall not exceed two hundred fifty thousand (250,000) shares. Except as otherwise provided for herein, selection of Participant, the determination of the terms and conditions of each grant and the number of shares allocated to each Participant shall be made by a committee (the "Committee") of non-employee trustees of the Company. The purchase price per share, if any, to be specified in any grant pursuant to this Plan shall be determined by the Committee at the time of grant and may be paid in cash, in common shares of beneficial interest, $.01 par value per share, of the Company (the "Common Shares") or in any combination thereof. The Board of Trustees ("Board") or the Committee may establish particular grant programs which specify the terms and conditions of grants to a specific class of individuals. Each grant under the Plan shall specify: (1) the number of Restricted Shares granted;
(2) the purchase price, if any, and the applicable payment period for the Restricted Shares; (3) the restrictions, conditions, vesting criteria or limitations (collectively the "Restrictions") imposed under a grant which would cause a forfeiture of some or all of the Restricted Shares, and the period during which the Restrictions will be applicable (the "Forfeiture Period"); and
(4) the amount payable by the Company, if any, upon the occurrence of a forfeiture of some or all of the Restricted Shares, and the period over which the Company will make any such required payments. Absent a contrary directive from the Board , the Forfeiture Period under any grant shall not expire earlier than three (3) calendar years from the date of grant or expire later than eight
(8) calendar years from the date of grant.

         During the Forfeiture Period, any Restricted Shares granted under the Plan shall not be transferable by the Participant other than by will or the laws of descent and distribution, and Restricted Shares may be held only by the Participant during such Participant's lifetime or by the Participant's guardian or legal representative.

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         No Participant shall have the rights of a shareholder of the Company as to Restricted Shares subject to a grant until issuance of the Restricted Shares after the Company records such shares in the Company's official records as having been issued. No adjustment shall be made for distributions, cash dividends or other rights for any record date which is prior to the date the Restricted Shares are recorded as issued or transferred in the Company's official records, except as provided in a particular grant.

         At any time a Participant is required to pay to the Participant's employer an amount required to be withheld under applicable income tax laws in connection with the receipt of Restricted Shares or the expiration of the Forfeiture Period the Participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold Common Shares having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the fair market value of such shares on the date that the amount of tax to be withheld shall be determined ("Tax Date"). Each Election must be made prior to the Tax Date. The Board may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

         If the Participant is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), then the Election is subject to the following additional restrictions:

         A. No Election shall be effective for a Tax Date which occurs within six months of the grant of the grant.

         B. The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

        In the event of a share dividend, share split, combination or other reduction in the number of issued shares of Restricted Shares, the Board may make such adjustments in the number of Common Shares subject to this Plan, the number of Restricted Shares subject to grants outstanding in this Plan, and the purchase price specified in grants outstanding under this Plan as it may determine to be appropriate and equitable. In the event of a change in control, all Restrictions under grants outstanding hereunder shall terminate. Under the terms of this Plan, a change of control includes a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect on January 1, 1998, provided that such a change of control shall be deemed to have occurred at such time as (i) any "person" (as that term is defined in Sections 13(b) and 14(b)(2) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 20% or more of the combined voting power for election of trustees of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who, at the beginning of such period, constitute the Board cease, for any reason, to constitute at least



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a majority of the Board, unless the election or nomination for election of each new Board member was approved by a vote of at least two-thirds of the Board members then still in office who were Board members at the beginning of the period; (iii) shareholders of the Company approve any merger, consolidation or share exchange as a result of which the Common Shares of the Company shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company, or any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company; or (iv) the shareholders of the Company approve any merger or consolidation to which the Company is a party or a share exchange in which the Company shall exchange its shares for shares of another corporation as a result of which the persons who were the shareholders of the Company immediately prior to the effective date of the merger, consolidation or share exchange, shall have beneficial ownership of less than 50% of the combined voting power for election of trustees or directors, as applicable, of the surviving entity following the effective date of such merger, consolidation or share exchange. With respect to any Company transaction which does not result in a change in control, all grants will be subject to such adjustments as may be provided by the Board or by the terms of the plan or agreement of merger, consolidation, reorganization, dissolution or sale or exchange of Company assets.

         The Board may, in its discretion, prescribe such provisions and interpretations not inconsistent herewith as it shall deem necessary or desirable for the implementation of this Plan. The Board may, without shareholder consent, amend this Plan; provided, however, any amendment that would (i) materially increase the benefits accruing to participants hereunder,
(ii) materially increase the number of shares which may be issued hereunder, or
(iii) materially modify the requirements as to eligibility for participation hereunder, must be approved by a vote of the shareholders of the Company.



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                                                   Approved            ,
                                                            -----------  -------

                           1998 RESTRICTED SHARE PLAN

                         FORM OF RESTRICTED SHARE GRANT

                       [LETTERHEAD OF PRESIDIO GOLF TRUST]



                                                                          , 19
                                                              ------------    --

Dear                  :
     -----------------

         Pursuant to action taken by the Board of Trustees of Presidio Golf Trust, a Maryland real estate investment trust (the "Company"), under the 1998 Restricted Share Plan (the "Plan"), you are hereby granted, upon and subject to the provisions and conditions hereafter set forth, a total of (1) restricted shares of the Company's common shares of beneficial interest, $.01 par value per share (the "Restricted Shares").

         Provided you remain employed by the Company on the date or dates shown below (the "Vesting Date(s)") the corresponding number of shares set forth in Table 1 no longer be subject to forfeiture.


                                     TABLE 1

               No. of Shares                            VESTING DATE
               -------------                            ------------
                   (2)                                       (3)
                   (2)                                       (3)
                   (2)                                       (3)

         If you terminate your employment prior to any Vesting Date for reasons other than (4) , or as a result of a change in control of the Company, all Restricted Shares will be forfeited as of the date of your termination of employment, except as otherwise set forth herein. If you incur a termination of
employment due to    (5)    , or as a result of a change of control of the
Company, then the total number of Restricted Shares set forth in Table 1 which have not yet become vested shall vest and become nonforfeitable as of the date of your termination of employment.



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         In addition, if you remain continuously employed by the Company as of
December 31, (6) , (6) , and (6) , respectively, and the Company's   (7)    then
the number of Restricted Shares set forth in Table 2 will no longer be subject to forfeiture: (8)


         Within (9) days you will receive a stock certificate representing the Restricted Shares, except that the Company shall not be obligated to deliver any shares unless and until (i) there has been compliance with any federal or state laws or regulations or national securities exchange requirements which the Company may deem applicable; and (ii) all legal matters in connection with the sale and delivery of the Restricted Shares have been approved by the Company's counsel. The Company may attach any legend to the Restricted Shares it deems appropriate in order to reference this grant and/or the Plan.

         The Chairman of the Board or President of the Company (or any Vice President of the Company in the absence or unavailability of the Chairman of the Board and President) may suspend or postpone the receipt of shares in payment of the purchase price specified in this grant if at any time (i) he has knowledge of information concerning the Company which upon disclosure to the public might, in his opinion, materially affect the market price of shares of the Common Stock; (ii) outside events of an extraordinary nature occur which, in his opinion, may not have been effectively reflected in the market price of the Common Stock; or (iii) such suspension or postponement for any other reason would, in his opinion, be in the best interests of the Company.

         The Board hereby reserves and shall have the right, by written notice to you, to change the provisions of this grant in any manner that it may deem necessary or advisable to carry out the purpose of this grant as a result of, or to comply with, any change in applicable regulations, interpretations or statutory enactment, provided that any such change shall be applicable only to shares which remain subject to forfeiture as herein provided.

         In the event of a stock dividend, stock split, combination or reduction in the number of issued shares of Common Stock, the Board of Trustees may make such adjustments in the number of Restricted Shares subject to this grant as it may determine to be appropriate and equitable.

         Prior to vesting, the Restricted Shares which are the subject of this grant shall be held during your lifetime only by you and shall not be transferable by you, expressly or by operation of law, except in the event of your death, and then only to the extent and subject to the provisions and conditions herein set forth. Prior to vesting, any attempted transfer or other disposition thereof by you shall be void and shall constitute valid grounds for cancellation of this grant by the Company.

         The term "employed by the Company" or other similar terms as used in this option shall include a person who is an employee of the Company or any subsidiary of the Company, a consultant or advisor to the Company or a subsidiary of the Company or a person who is an employee of a consultant or advisor to the Company or a subsidiary of the Company; provided, however, each consultant or advisor must provide bona fide services to the Company or a subsidiary of the Company; and further provided, if you are an employee of the Company or a subsidiary of the



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Company and become a consultant or advisor providing bona fide services to the
Company or a subsidiary of the Company or an employee of such a consultant or advisor, the Company in its sole discretion may, by notice given within three months immediately following the date you cease to be an employee of the Company or subsidiary of the Company, continue this grant in full force and effect pursuant to its terms. In the event that the Company does not give a notice of continuation as set forth in the preceding sentence, you shall be deemed to have ceased to be employed by the Company on the date you cease to be an employee of the Company or a subsidiary of the Company and this grant shall terminate on such date as set forth herein. In addition, if you are an employee of a consultant or advisor to the Company or a subsidiary of the Company, termination of employment with the Company shall be deemed to occur upon the termination of any engagement of such consultant or advisor by the Company and its subsidiaries; provided, however, the Company in its sole discretion may, by notice given within three months immediately following the date the consultant or advisor ceases to provide such services, continue this grant in full force and effect pursuant to its terms as long as such consultant or advisor continues to provide other bona fide services to the Company or a subsidiary of the Company. In the event that the Company does not give a notice of continuation as set forth in the preceding sentence, you shall be deemed to have ceased to be employed by the Company on the date of termination of the engagement of the consultant or advisor as aforesaid and this grant shall terminate on such date as set forth herein.

         Please acknowledge receipt of this grant and insert your social security number at the bottom of the duplicate copy herewith enclosed and return the same within thirty (30) days from the date hereof to the office of the Chief Financial Officer of the Company, Building 106, Montgomery Street, Presidio Main Post, P.O. Box 29355, San Francisco, California 94129.

I hereby acknowledge receipt of             PRESIDIO GOLF TRUST, a Maryland real
the foregoing ________..                    estate investment trust



                                                  By:
-------------------------------------                ---------------------------

                                                          ----------------------
                                                          President
Signature

Social Security No.
                   ------------------



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                   Footnotes to Form of Restricted Share Grant


(1)      Insert number of Restricted Shares.

(2)      Insert number of shares that will vest, if any.

(3)      Insert Vesting Date(s) that are based on employment.

(4) Insert the following language if Restricted Shares will vest upon termination of employment due to death or disability: "for reasons other than death, permanent disability..." This language should be modified if one or more of these events will not result in immediate vesting.

(5) If you inserted the language in (4), then insert the following: "death, permanent disability (as determined by the Committee in its sole discretion)." If you modified the language in (4), make corresponding modifications to this section.

(6) Insert the performance measurement dates. For the initial grants insert 1999, 2000, and 2001.

(7) This section should contain the performance criteria which would accelerate vesting under the grant. For the initial grants insert the following language: "funds from operations for the preceding fiscal year, as determined by the Company's auditors, in their sole discretion, have increased by at least 12.5%."

(8) Insert performance measurements and the date(s) or time(s) of the acceleration of vesting. For the first grants, Table 2 should be setup as follows:


                                     TABLE 2

              NO. OF SHARES                             VESTING DATE
              -------------                             ------------
                                                      December 31, 1999
                 -----
                                                      December 31, 2000
                 -----
                                                      December 31, 2001
                 -----

(9) Insert number of days before Restricted Share certificates will be issued.



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